Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2020, relating to the consolidated financial statements of Hoth Therapeutics, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 8, 2021